National Healthcare Card Plus • Enrollment and Sales Receipt

HOUSEHOLD INFORMATION

Name: ______________________________ MI: ______ Last Name: ______________________________

Address: ____

City: ______________________ State: ______________________ Zip Code: ______________

Home #: ____________ Work #: ____________ Cell #: ____________ E-Mail: ____________________

Date of Birth: ____________ Todays Date: ____________ Language Preference: ☐ English ☐ Spanish

PROGRAM OPTIONS

Prescription Card	Prescriptions Plus Card	Primary Card	Platinum Card
☐ Annual $79.00	☐ Annual $199.00	☐ Annual $499.00	☐ Annual $699.00
☐ Monthly $7.99	☐ Monthly $19.99	☐ Monthly $49.00	☐ Monthly $69.00
☐ 30 day free trial			

Members are sent two cards. There is a one time fee of $25 for each additional card. _____x $25 **Total $**________

PAYMENT METHOD

☐ **Visa** ☐ **MasterCard** ☐ **AmEx** ☐ **Debit Card** ☐ **Money Order** ☐ **Cash** ☐ **Check**

Name on Credit Card: ______________________________ Credit Card #: ____________________

3 Digit I.D.# (on back of card)__________ Expires: ______________

Check #: ______ Drivers Licence or State ID #: ____________________ Issuing State: ____________ Expires: ________

☐ **Electronic Check** Bank's Name ____________________ Routing #: __________ Account #: ____________________

The below signed Applicant has carefully read the foregoing document in its entirety, including this paragraph; has been given an opportunity to discuss all aspects of it with the Sales Representative who has answered all of the Application's questions to Applicant's satisfaction; understands the document, realizes that it is a legally binding Agreement for the purchase of the Card; by payment method selected above, subject to a thirty (30) day money back guarantee*; understands that this is not insurance; and does sign the Agreement wishing to be bound thereby.

*There is a non-refundable processing fee of $20 for Prescriptions Plus, $30 for Primary and $40 for Platinum Care.

I authorize National Healthcare Card to deduct the payments from my account as noted on this form

Signature: ______________________________ Date: ______________

SALES INFORMATION

Sales Rep: ______________________________ Rep #: ____________ Phone: ______________

Operator Code: __________ Where did you hear about NHC Plus? ______________________________